Exhibit 99.1

Propel Media Announces Intent to Deregister Its Common Stock

IRVINE, Calif., August 13, 2018. Propel Media, Inc. (OTC Pink: “PROM”) (“Propel Media” or the “Company”), a performance focused digital media and advertising company, today announced its intention to deregister its common stock and suspend its reporting obligations with the Securities and Exchange Commission (the “SEC”). The required documentation to deregister Propel Media’s common stock and suspend its reporting obligations, which is expected to be filed with the SEC on or about September 4, 2018, will not impact stockholders’ ownership of their common stock, and such common stock will continue to represent the same percentage ownership interest in the Company as immediately before such filing.

Marv Tseu, Propel Media’s Chief Executive Officer, stated: “During the past several years, the trading volume in our stock has been low. In addition, the valuations of comparable publicly-traded businesses in our sector have been erratic and volatile, making it difficult to use stock as a currency for accretive acquisitions. At the same time, the valuations of privately-held businesses in the sector have often eclipsed those of their publicly-traded peers. Because of these factors, which are exacerbated by our small float (more than 78% of the outstanding shares are owned by founders, directors and officers), we don’t believe that the benefits of maintaining our status as a reporting company outweigh the management time, cost and other burdens associated with such status.”

Deregistration will reduce the Company’s administrative costs and it will eliminate the time and distractions of the management team associated with SEC reporting requirements. As a result, Propel Media’s team will be able to increase its focus on maintaining its core business and growing DeepIntent, its AI-based platform. DeepIntent enables large advertisers to curate and target relevant audiences efficiently, resulting in a significant increase in the financial returns realized through their advertising campaigns. The Company will also continue to aggressively pursue other opportunities to diversify its revenue streams by providing new services to brands and direct-response advertisers in both existing and new markets for both customer acquisition and increased customer engagement.

Propel Media’s board of directors decided to deregister and suspend its reporting obligations after careful consideration of the advantages and disadvantages of being an SEC reporting company. The decision to deregister was also made in conjunction with the board’s continuing review of various strategic alternatives available to the Company. In addition, the board considered many factors in making this decision, including:

●	the low trading volume and minimal liquidity in Propel Media’s common stock and the current lack of analyst coverage for the stock;

●	the lack of institutional investor support and interest in Propel Media in particular and publicly-traded AdTech companies in general; and

●	the costs and significant management time associated with the preparation and filing of periodic reports with the SEC and the burdens associated with complying with laws applicable to reporting companies, such as the Sarbanes-Oxley Act of 2002.

Propel Media intends to file a Form 15 with the SEC on or about September 4, 2018 to terminate the registration of its stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the filing of the Form 15, Propel Media will no longer be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The obligation to file other reports under the Exchange Act will continue until the deregistration is effective 90 days after the filing of the Form 15.

The Company believes that, immediately following the filing of the Form 15, its common stock will continue to be quoted on the OTC Pink, a centralized electronic quotation service operated by the OTC Markets for over-the-counter securities. However, the Company can give no assurance that trading in its stock will continue in the future on the OTC Pink or on any other securities exchange or quotation medium.

Stockholders may consult their financial advisors, the Company or the Company’s Transfer Agent, Continental Stock Transfer & Trust Company, regarding any questions related to their holding of common stock in the Company following the Company deregistering its common stock and suspending its reporting obligations with the SEC.

About Propel Media

Propel Media connects digital marketers with unique audiences through intent-based technology that delivers superior performance with measurable results. We “Do Digital Differently” with a distinctive approach to digital powered by proprietary contextualization technology and a unique supply of ad inventory. Headquartered in Irvine, California, Propel Media is distinguished by its ability to deliver consistent results and its commitment to providing the highest level of client services to its partners. For more information, visit: www.propelmedia.com.

Forward-Looking Statements:

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not statements of historical fact.  Forward-looking statements herein include those statements regarding Propel Media’s capital structure, ability to execute its operating plan, anticipated financial flexibility and future financial performance and any other statements that are not statements of historical fact. These statements may be identified, without limitation, by the use of forward-looking terminology such as “anticipates”, “expects,” “will” or comparable terms or the negative thereof. Such statements are based on management’s current estimates, assumptions that management believes to be reasonable, and currently available competitive, financial, and economic data as of the date hereof. Forward-looking statements are inherently uncertain and subject to a variety of events, factors and conditions, many of which are beyond the control of Propel Media and not all of which are known to Propel Media, including, without limitation, Propel Media’s ability to realize anticipated cost savings from its deregistration, the ability to timely and effectively implement its deregistration plans, adverse effects on share price and liquidity following Propel Media’s deregistration, as well as more general business and financial risks such as those risk factors described from time to time in Propel Media’s reports filed with the SEC. Among the business and financial factors that could cause Propel Media’s actual results to differ materially are: loss of key advertising customers; inability to acquire new advertising customers; limitations on its ability to acquire new users profitably or at all, including, but not limited to, due to changing policies of Google, Facebook or another larger industry participant; inability to protect its intellectual property; inability to comply with the covenants in its credit facility; inability to obtain necessary financing or enter into equity arrangements with existing or new institutional shareholders; inability to execute its acquisition strategy; inability to effectively manage its growth; failure to effectively integrate the operations of acquired businesses; competition; loss of key personnel; increases in costs of operations; continued compliance with government regulations; and general economic conditions. Further, investors should keep in mind that Propel Media’s financial results in any particular period may not be indicative of future results. Propel Media is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.